Exhibit 99.1

Helius Medical Technologies, Inc. Compliant with Nasdaq Bid Price Rule Listing Criteria

--Company previously granted extension until June 30, 2025 to regain compliance with Nasdaq’s Equity Rule requirement--

NEWTOWN, Pa., June 4, 2025 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (Nasdaq:HSDT) (“Helius” or the “Company”), a neurotech company focused on delivering a novel therapeutic neuromodulation approach for balance and gait deficits, today announced that on June 3, 2025, Helius received formal notice from the Nasdaq Hearings Panel of The Nasdaq Stock Market LLC (the “Panel”) indicating that Helius has evidenced full compliance with the minimum bid price requirement set forth Listing Rules 5550(a)(2) (the “Bid Price Rule”).

The Panel further reminded the Company that it is also required to regain compliance with the equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”) by June 30, 2025 under the extension previously granted by the Panel. Accordingly, the Nasdaq Listing Qualifications hearing process will remain open until the Company has demonstrated compliance with all of The Nasdaq Stock Market’s continued listing requirements.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNS®).

Cautionary Disclaimer Statement

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “expect,” “continue,” “will,” “goal,” “aim” and similar expressions. Such forward-looking statements include, among others, but are not limited to, statements regarding the Company's ability to achieve and maintain compliance with the Nasdaq listing rules.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Investor Relations Contact

Philip Trip Taylor
Gilmartin Group
investorrelations@heliusmedical.com